                            Parlux Fragrances, Inc.              EXHIBIT 4.22


THESE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT UNDER REGULATION D. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

No. R1-10                                                    $10,000,000 U.S.

                            PARLUX FRAGRANCES, INC.

                   5% CONVERTIBLE DEBENTURE DUE MAY 1, 1998.


     THIS DEBENTURE is one of a duly authorized issue of Debentures of Parlux Fragrances, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company") designated as its 5% Convertible Debentures Due May 1, 1998, in an aggregate principal amount not exceeding Ten Million Dollars (U.S. $10,000,000).

     FOR VALUE RECEIVED, The Company promises to pay to Newsun Limited, the registered holder hereof (the "Holder"), the principal sum of US $5,000,000, on May 1, 1998, (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears on the Maturity Date or, if earlier, on each Conversion Date (as hereinafter defined) at the rate of 5% per annum, computed on the basis of the actual number of days elapsed in a 365-day year. Accrual of interest shall commence on the date hereof until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest shall bear interest at the same rate from and after the due date of the interest payment until so paid. The interest so payable, less any amounts required by law to be deducted or withheld, will be paid on the Maturity Date or, if earlier, on the Conversion Date, to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register")on the Conversion Date or tenth day prior to the Maturity Date, as the case may be; provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the

Subscription Agreement dated the date hereof, executed by the original Holder in connection with the purchase of this Debenture(the "Subscription
Agreement"). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The forwarding of the Company's check shall, subject to collection, constitute a payment of interest and principal hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check.


     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of Two Hundred and Fifty Thousand Dollars ($250,000 U.S.) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Securities Act of 1933 as amended (the "Act"). Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. In accordance with the provisions of Sections 4(c), 11(b) and 16 of the Subscription Agreement, the Holder of this Debenture may, at any time after the earliest to occur of (i) the date that the Registration Statement (referred to in and defined in Section 4(c) of the Subscription Agreement) is declared effective by the Securities and Exchange Commission, (ii) the

180th day after the date hereof or (iii) a "change-in control" of the Company (as defined in the Subscription Agreement), convert up to One Hundred Percent (100%) of the principal amount of this Debenture (in increments of not less than Two Hundred Fifty Thousand Dollars ($250,000)) into shares of common stock, par value $.01 per share (the "Common Stock"), of the Company at a conversion price for each share of Common Stock equal to Eighty Five Percent (85%) of the Market Price of the Company's Common Stock (the difference between One Hundred Percent (100%) of the Market Price of the Common Stock and the conversion price of Common Stock hereunder is refereed to as the "Discount"); provided, however, that in no event will the conversion price be greater than $11.75 per share of Common Stock; and, provided, further, that the Discount may be increased in certain circumstances as provided in Section 11(a) of the Subscription Agreement. For purposes of this Section 4, the Market Price shall be the average closing bid prices of the Common Stock over the five consecutive trading days ending on the Conversion Date, as reported by the National Association of Securities Dealer's Automated Quotation System ("NASDAQ"), or the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the Conversion Date or, in the event the Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing prices of the Common Stock on such exchange, as reported in The Wall Street Journal, over the five consecutive trading days ending on the Conversion Date. Such conversion shall be effectuated by surrendering the Debentures to be converted to the Company, with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof. The amount of accrued but unpaid interest as of the Conversion Date shall be subject to conversion and paid in shares of Common Stock valued at the Market Price. No fractional shares of the Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company, or if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within three business days thereafter. Such date is referred to herein as the "Conversion Date". Facsimile delivery of the conversion notice shall be accepted by the Company. Certificates representing Common Stock upon conversion will be delivered to the Holder within three (3) business days from the date the notice of conversion is delivered to the Company.

     5. Any of the following shall constitute an "Event of Default":

             (a) The Company shall default in the payment of principal or interest on this Debenture as and when the same shall be due and payable and such default shall continue for five (5) business days after the due date thereof; or

             (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

             (c) The Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture or the Subscription Agreement and such failure shall continue uncured for a period of five(5) business days after the first date on which such failure arises (it being understood that in the case of defaults which can not reasonably be cured within a 5-day period no grace period shall be necessary as a precondition to the failure to perform such covenant constituting an Event of Default; or

             (d) The Company shall(1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or
                  (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

             (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

             (f) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company, and if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

             (g) The Company shall have its Common Stock delisted from the NASDAQ Small Cap Market or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within ten (10) days; or

             (h) The Company shall default on the payment of any material indebtedness for borrowed money beyond any applicable grace period; or

             (i) Any judgment, levy or attachment, shall be rendered against the Company or any of its assets or properties in an amount in excess of $100,000 and such judgment, levy or attachment shall not be dismissed, stayed, bonded, or discharged within thirty (30) days of the date of entry thereof; or

             (j) The Company shall be a party to any merger or consolidation or shall dispose of all or substantially all of its assets in one or more transactions or shall redeem more than a de minimus amount of its outstanding shares of capital stock.

Upon the occurrence of any Event of Default or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent Event of Default) at the option of the Holder and in the Holder's sole discretion, the Holder may, upon written notice to the Company, consider this Debenture immediately due and payable in an amount equal to the product of (x) the number of shares of Common Stock into which this Debenture is then convertible and (y) the Market Price of the Common Stock, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies afforded by law.

      6. The Holder shall, in the event that the closing bid price for the Common Stock of the Company shall exceed $17.00 for a period of five consecutive trading days at any time after the 180th day following the Effective Date, at the option of and on notice from the Company, surrender the Debenture for conversion in its entirety. The Company shall provide the Holder with five (5) days notice of its intent to exercise its option to demand the conversion of the Debenture. The mandatory conversion price for the Debenture shall be calculated in accordance with the provisions of Section 4 of the Debenture assuming for purposes of Section 4 that the date fixed by the Company for conversion is the Conversion Date. In the event the Holder does not convert or submit the Debenture for conversion by the Conversion Date set forth in the Company's notice, then, and without any further notice or action on the part of the Company, the Debentures will be deemed canceled upon such conversion and of no further force and effect and from and after such date the Holder shall have no rights thereunder except the right to receive the number of shares of Common Stock issuable upon such conversion upon the surrender of this Debenture.

     7. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein.

     8. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     9. This Debenture will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Debenture obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Debenture irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     10. This Debenture shall be binding upon the Company and its successors, including, but not limited to, a successor to the Company by consolidation or merger or a transferee of all or substantially all of its assets.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                    May 8, 1996

                                    Parlux Fragrances, Inc.


                                    By: /s/Frank A. Buttacavoli
                                        ---------------------------

                                    Title: Vice-President & CFO
                                           ------------------------

                                   EXHIBIT A

                             NOTICE OF CONVERSIONS


    (To be Executed by Registered Holder in order to Convert the Debenture)



The undersigned hereby irrevocably elects to convert the above Debenture No. into shares of Common Stock of Parlux Fragrances, Inc. (the "Company") according to the conditions hereof, as of the date written below.




                                            --------------------------------
                                            Date of Conversion*

                                            --------------------------------
                                            Applicable Conversion Price
                                            NEWSUN LIMITED


                                            --------------------------------
                                            Signature

                                            --------------------------------
                                            Address:

                                            Newsun Limited
                                            C/O ABN AMRO Trust Company
                                            80 Rue due Rhone
                                            1204 Geneva, Switzerland



*This original Debenture and Notice of Conversion must be received by the Company by the third business day following the Date of Conversion.